Exhibit 99.1
Wheels Up Receives NYSE Continued Listing Standard Notice
Management remains focused on improving profitability and expanding margins by modernizing its fleet, leveraging partnership with Delta and delivering premium solutions for every customer journey
ATLANTA, April 25, 2025 — Wheels Up Experience Inc. (NYSE: UP) (“Wheels Up”) today announced that it received a notice from the New York Stock Exchange (the “NYSE”) on April 22, 2025 that the average closing price per share of its common stock did not exceed $1.00 over a 30 consecutive trading-day period, which is required for continued listing on the NYSE.
Wheels Up remains committed to executing its long-term, foundational improvements to its operations and commercial engine, and its objective to build a resilient business model to support sustainable future profitability. Key initiatives supporting this business transformation include modernizing its fleet through the addition of customer-preferred Embraer Phenom 300 series and Bombardier Challenger 300 series jets, leveraging its first-of-its-kind partnership with Delta Air Lines and delivering premium solutions for every customer journey. Wheels Up had approximately $316 million of liquidity (comprised of approximately $216 million of unrestricted cash and cash equivalents and an undrawn $100 million commitment from Delta under its revolving credit facility) as of December 31, 2024. Receipt of the NYSE notice does not affect Wheels Up’s commitment to executing on its strategic plan or its ability to serve its members and customers.
The NYSE’s notification has no immediate effect on the listing of Wheels Up’s common stock on the NYSE. Under the NYSE’s rules, Wheels Up has six months from receipt of the notice to regain compliance with the minimum share price requirement. Wheels Up intends to regain compliance with the NYSE’s listing standards and has responded to the NYSE with respect to its intent to cure the deficiency by seeking approval at its upcoming annual meeting of stockholders on June 10, 2025 to authorize a reverse stock split of the Company’s common stock and, unless it has already otherwise regained compliance, effecting such reverse stock split. Wheels Up may also consider various other available options to regain compliance with the minimum share price requirement.
About Wheels Up
Wheels Up is a leading provider of on-demand private aviation in the U.S. with a large, diverse fleet and a global network of safety-vetted charter operators, all committed to safety and service. Customers access charter and membership programs and commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also provides freight, safety, security, and managed services to a range of clients, including individuals and government organizations. With the Wheels Up app and website, members can easily search, book, and fly.
For more information, visit www.wheelsup.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the control of the Company. These forward-looking statements include, but are not limited to, statements regarding: (i) the impact of the noncompliance notice received by the Company from the NYSE on April 22, 2025 described in this press release (the “Notice”) on the Company’s business, results of operations, financial condition, and the trading prices and volatility of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”); (ii) the Company’s ability to cure compliance with Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”), including to obtain timely stockholder approval of the proposal authorizing the Company’s Board of Directors (the “Board”), in its discretion, to effect a reverse stock split or any other action intended to cure compliance with Section 802.01C, or at all; (iii) the availability or success of other options that the Company may undertake that are intended to cure compliance with Section 802.01C; and (iv) the Company’s ability to maintain compliance with the other requirements of the NYSE’s continued listing standards. The words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 11, 2025 and the Company’s other filings with the U.S. Securities and Exchange Commission (“SEC”) from time to time. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company does not intend to update any of these forward-looking statements after the date of this press release.
Contacts
Investors:
ir@wheelsup.com
Media:
press@wheelsup.com